UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: July 18, 2006 (Date of earliest event reported)
Theravance, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30319 (Commission File Number)	94-3265960 (IRS Employer Identification Number)

901 Gateway Boulevard, South San Francisco, CA (Address of principal executive offices)		94080 (Zip Code)
650-808-6000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

      On July 18, 2006, Theravance, Inc., a Delaware corporation ("Theravance") and Astellas Pharma Inc., a Japanese corporation ("Astellas") amended their license, development and commercialization agreement dated November 7, 2005 to include Japan in their collaboration for the development and commercialization of Theravance's investigational antibiotic, telavancin (the "Amendment").

      Under the terms of the Amendment, Theravance grants Astellas an exclusive license to develop and commercialize telavancin in Japan, and Astellas will pay Theravance a $10 million up-front payment. The Amendment also provides for a $5 million regulatory milestone payment to Theravance if the marketing and sale of telavancin is approved by Japanese regulatory authorities. In addition, Theravance is entitled to royalties on global sales of telavancin that will now include sales in Japan, and which, on a percent basis, range from the high teens to the upper twenties. Astellas has the right to terminate the collaboration in Japan for cause in certain circumstances, including those based on the results of the complicated skin and skin structure infections (cSSSI) clinical studies currently being conducted by Theravance.

      Under the terms of the collaboration agreement, as amended, Theravance will lead the development of telavancin for cSSSI and hospital-acquired pneumonia (HAP) and collaborate substantially with Astellas in marketing in the U.S. for the first three years. Astellas will lead all other development, regulatory, manufacturing, sales and marketing activities worldwide, including Japan. Theravance will be responsible for substantially all costs to develop telavancin for cSSSI and HAP, and Astellas will be responsible for substantially all costs associated with further development and commercialization of telavancin.

      In addition to the license rights to telavancin in Japan, Astellas will also receive an option to further develop and commercialize TD-1792 in Japan. TD-1792 is a unique heterodimer antibiotic compound that combines the antibacterial activities of a glycopeptide and a beta-lactam in one molecule. TD-1792 is currently in Phase 1 human clinical studies.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1       Press Release dated July 18, 2006 - Theravance and Astellas Add Japan to Collaboration on Telavancin, Investigational Antibiotic for Serious Infections

            99.1       Press Release of Theravance, Inc. dated July 18, 2006

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2006	THERAVANCE, INC. By: /s/ Rick E Winningham Rick E Winningham Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Theravance, Inc. dated July 18, 2006